EXHIBIT 99.1

COGNIO, INC.

AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Cognio, Inc., a Delaware corporation (the “Company”), hereby establishes the COGNIO, INC. AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons. This Plan is a continuation, and amendment and restatement, of the Company’s 2001 Stock Incentive Plan, the provisions of which shall continue to control with respect to any options or stock awards outstanding thereunder to the extent necessary to avoid establishment of a new measurement date for financial accounting purposes and to preserve the status of any options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Change of Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2(d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding securities of the Company (as measured by aggregate Fair Market Value), or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include (Y) a public offering of capital stock of the Company or (Z) any transaction pursuant to which shares of the capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established primarily for the benefit of, Gary Sugar, Thomas Scholl and/or William Seed or their immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include adoptive relations), or transferred to such immediate family members. For purposes of this Section 2(d), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(f) “Common Stock” shall mean shares of common stock of the Company, par value of one-tenth of one cent ($0.001) per share.

(g) “Fair Market Value” shall mean, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith, based on a reasonable application of a reasonable valuation method as defined in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2(g) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

(h) “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”).

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 9,920,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company’s or an Affiliate’s operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be appropriately adjusted to reflect such event. The Administrator shall make appropriate adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii) Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and SARs under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transactions for the continuation or assumption of such Awards by, or the substitution of equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, unless otherwise provided in an individual Grant Agreement. The holders of stock options and SARs under the Plan will be permitted, for a period of at least twenty days prior to the effective time of the Change in Control, to exercise all portions of such Awards that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control; provided, however, that any such exercise of any portion of such an Award that becomes exercisable as a result of such Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.

(iv) Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Other Agreements. As a condition precedent to the grant of any Award under the Plan, the exercise pursuant to such an Award, or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee’s successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement, shareholders’ agreement, voting trust agreement or other agreements regarding the Common Stock of the Company in such form(s) as the Administrator may determine from time to time.

(g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

(h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(i) Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of federal or state securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state securities laws.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(l) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board:

Date Approved by the Stockholders:

APPENDIX A

PROVISIONS FOR CALIFORNIA RESIDENTS

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in the Plan or a Grant Agreement to the contrary:

1. No such persons shall be entitled to receive Awards in the form of any stock appreciation rights or phantom stock.

2. With respect to any Award granted in the form of a stock option pursuant to Section 6(a) of the Plan:

(a) The Award shall provide an exercise price which is not less than 85% of the Fair Market Value of the stock at the time the option is granted, except that the price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the issuing corporation or its parent or subsidiary corporations.

(b) The exercise period shall be no more than 120 months from the date the option is granted.

(c) The options shall be non-transferable other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e).

(d) The Award recipient shall have the right to exercise at the rate of at least 20% per year over 5 years from the date the option is granted, subject to reasonable conditions such as continued employment. However, if an option is granted to officers, directors, or consultants of the Company or the issuer of the underlying security or any of its affiliates, the option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the issuer of the option or the issuer of the underlying security or any of its affiliates.

(e) Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Grant Agreement or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is otherwise entitled to exercise on the date employment terminates, will be as follows:

(1) At least 6 months from the date of termination if termination was caused by death or disability.

(2) At least 30 days from the date of termination if termination was caused by other than death or disability.

3. The Company’s shareholders must approve the Plan within 12 months before or after the date the Plan is adopted. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

4. At the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Grant Agreement or Stock Restriction Agreement a right to repurchase shares held by an Award recipient following such Award recipient’s termination at any time within 90 days after such Award recipient’s termination date (or in the case of securities issued upon exercise of an option after the termination date, within 90 days after the date of such exercise) for cash and/or cancellation of purchase money indebtedness, at: (A) with respect to vested shares, the Fair Market Value of such shares on the Award recipient’s termination date; provided that such right to repurchase vested shares terminates when the Company’s securities have become publicly traded; or (B) with respect to unvested shares, the Award recipient’s exercise price, provided, that to the extent the Award recipient is not an officer, director or consultant of the Company or of a Parent or Subsidiary of the Company such right to repurchase unvested shares at the exercise price lapses at the rate of at least 20% per year over 5 years from the date of the grant of the option.

5. The Company will provide financial statements to each Award recipient annually during the period such individual has Awards outstanding, or as otherwise required under Section 260.146.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Award recipients when issuance is limited to key employees whose services in connection with the Company assure them access to equivalent information.

6. The Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

7. The Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o), including without limitation any provision of this Plan that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the requirements of Section 25102(o). If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws.

COGNIO, INC.	Grant No:
STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT                                          (the “Employee”) has been awarded under the Cognio, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended (the “Plan”), stock options (each, an “Option” or collectively, the “Options”) to purchase                              shares of Common Stock, par value $0.001 per share (“Common Stock”) of Cognio, Inc., a Delaware corporation (the “Company”), at a price of $             per share (the “Exercise Price”). This Certificate constitutes part of and is subject to the terms and provisions of the attached Incentive Stock Option Grant Agreement (the “Agreement”), which is incorporated by reference herein.

Grant Date:

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule: [[Twenty-five percent (25%) of the Options vest on the first anniversary (the “Initial Vesting Date”) of the Employee’s date of hire by the Company, and two and eight one-hundredths of a percent (2.0833%) of the Options vest every month after the Initial Vesting Date (each, a “Vesting Date”), on the same date in each such month as the date on which the Initial Vesting Date falls, so that the Options will be 100% vested on the fourth anniversary of the Employee’s date of hire.] / [The Options shall vest at the rate of 2.0833% per month beginning the month after the Grant Date, so that the options will be 100% vested on the fourth anniversary of the Grant Date.] This Vesting Schedule is subject to the terms and conditions described in the Agreement. The extent to which the Options are vested as of a particular vesting date is rounded down to the nearest whole share. Vesting is rounded up, however, with respect to the fourth anniversary of the [Employee’s date of hire] / [Grant Date].]

[The Options and Underlying Option Shares shall vest as follows: (a) 6.24% of the Options vest on April 5, 2003; (b) 2.08% of the Options vest on the 5th day of each month thereafter until August 5, 2003; (c) 15% of the Options vest on August 5, 2003; and (d) the remaining Options will vest at a rate of 1.72% per month (on the 5th day of each month) over the following 42 months, so that the Options will be 100% vested on February 5, 2007. This Vesting Schedule is subject to the terms and conditions described in the Agreement. The extent to which the Options are vested as of a particular vesting date is rounded down to the nearest whole share. However, on February 5, 2007, vesting is rounded up such that Optionee is vested in 100% of the Options at such time.]

No vesting will accrue to any Options after the Optionee ceases to be in an employment or other service relationship with the Company, except as otherwise provided in the Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this      day of             . 20    .

COGNIO, INC.

By:

The undersigned hereby acknowledges that he/she has carefully read the attached Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

EMPLOYEE

Date:

Grant No.:

INCENTIVE STOCK OPTION GRANT AGREEMENT

UNDER THE

COGNIO, INC. AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN, AS AMENDED

1. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:

(a) “Cause” has the meaning ascribed to such term or words of similar import in the Employee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the Employee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, or any customer, vendor, or affiliate; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Employee’s duties or willful failure to perform the Employee’s responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Employee’s work performance; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Employee for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive

(b) “Change in Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 1(b), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding shares of the securities of the Company (as measured by aggregate Fair Market Value), or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include (Y) a public offering of capital stock of the Company or (Z) any transaction pursuant to which shares of capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established primarily for the benefit of, Gary Sugar, Thomas Scholl, and/or William Seed or their immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include adoptive relations), or transferred to any such immediate family members. For purposes of this Section 1(b), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

(c) “Company” includes Cognio, Inc. and its Affiliates, except where the context otherwise requires.

(d) “Option Shares” mean the shares of Common Stock underlying the Options.

(e) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Employee is totally and permanently disabled will be final and binding on all parties concerned.

2. Vesting.

(a) The Options vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the “Vesting Schedule”), so long as the Employee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options after the Employee ceases to be in either an employment or other service relationship with the Company, except as provided otherwise in this Agreement.

(b) [[Except to the extent that the Options have earlier terminated in accordance with this Agreement, in the event of a Change in Control, vesting will be modified such that Optionee will be deemed to have advanced forward in time on the Vesting Schedule, immediately before the effective date of the Change in Control, by 12 months. Beginning with the month immediately following the Change in Control, the Options will continue to vest monthly in accordance with the Vesting Schedule.] / [Beginning with the month immediately following the Change in Control, the Options will continue to vest monthly in accordance with the Vesting Schedule. Notwithstanding the foregoing and in addition to, and after giving effect to, any accelerated vesting pursuant to the first sentence of this Section 2(b), unless the Options have earlier terminated, in the event that the Optionee’s employment or other service relationship with the Company is terminated by the Company or its successor without Cause and such termination occurs coincident with or within one year following the Change in Control, vesting will be modified such that the Optionee will be deemed to have vested in 50% of all remaining unvested options, immediately upon such termination.] / [Notwithstanding the foregoing and in addition to, and after giving effect to, any accelerated vesting pursuant to the first sentence of this Section 2(b), unless the Options have earlier terminated, in the event that the Optionee’s employment or other service relationship with the Company is terminated by the Company or its successor without Cause and such termination occurs coincident with or within one year following the Change in Control, vesting will be modified such that the Optionee will be deemed to have advanced forward in time on the Vesting Schedule, immediately upon such termination, by 24 months.]]

[Except to the extent that the Options have earlier terminated in accordance with this Agreement, in the event of a Change in Control, vesting will be modified such that Optionee will be deemed to have fully vested.]

[Except to the extent that the Options have earlier terminated in accordance with this Agreement, in the event of a Change in Control, unless, prior to the effective date of the Change of Control, the Optionee is offered employment with the acquiring entity or surviving entity pursuant to an employment agreement for a comparable position with compensation, benefits and other material terms substantially equivalent to, or no less favorable than, the terms of the Optionee’s employment with the Company immediately prior to the Change in Control, then any remaining unvested Options will become fully vested immediately prior to the Change in Control.]

(c) Except to the extent that the Options have earlier terminated, 25% of the unvested Options will vest upon the Employee’s death if the Employee dies before the Employee is vested in any Options.

3. Exercise of Options.

(a) Right to Exercise. The Employee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Employee’s death, Total and Permanent Disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

(b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company at the time of exercise and before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

(c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Employee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company; or

(ii) by any other method approved by the Administrator.

(d) Agreement by Employee to Execute Other Agreements. The Employee hereby agrees to execute, as a condition precedent to the exercise of the Options and at any time thereafter as may reasonably be requested by the Administrator, (i) a counterpart signature page to that certain Fourth Amended and Restated Stockholders’ Voting Agreement, which Stockholders’ Voting Agreement is attached hereto as Exhibit A, as such may be amended or restated from time to time in accordance with its terms, (ii) a Stock Restriction Agreement, substantially in the form, and containing the terms and provisions, of the Stock Restriction Agreement attached hereto as Exhibit B, with respect to any Option Shares acquired by the Employee pursuant to this Agreement; provided, however, that execution of the aforementioned agreements will not be required upon any exercise of the Options that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other shareholders of the Company respecting such public offering of capital stock.

(e) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Employee, the brokerage firm specified in the Employee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement.

4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.

(b) Disability of Employee. Notwithstanding the provisions of Section 4(a) above, if the Employee ceases to be employed by, or in a service relationship with, the Company as a result of the Employee’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(c) Death of Employee. If the Employee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon the Employee’s death, and (ii) the vested Options remain exercisable during the one-year period following the Employee’s death, but in no event after the Expiration Date, by the Employee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Employee’s discharge of employment or other service relationship for Cause or upon the Employee’s commission of any of the following acts during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by the Employee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by the Employee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

(e) Change in Status. If the Employee’s relationship with the Company ceases to be a “common law employee” relationship but the Employee continues to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of employment or other service relationship shall not be deemed to have occurred for purposes of this Section 4 upon such change in relationship. Notwithstanding the foregoing, the Options shall not be treated as incentive stock options within the meaning of Code section 422 with respect to any exercise that occurs more than 90 days after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422).

5. Lock-Up Agreement. The Employee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, the Employee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of any Option Shares held by the Employee at any time during such period except Option Shares included in such registration; provided however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering, and (b) all officers and directors of the Company enter into similar agreements.

6. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Employee, the Options may be exercised only by the Employee or, during the period the Employee is under a legal disability, by the Employee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

7. Drag-Along Rights. If at any time any stockholder of the Company, or group of stockholders, owning a majority or more of the voting capital stock of the Company (hereinafter, the “Transferring Stockholders”) proposes to enter into any transaction involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction, the Company may require the Employee to participate in such transaction by giving the Employee written notice thereof at least 10 days in advance of the date of the transaction or the date that tender is required, as the case may be (hereinafter referred to as the “Drag-Along Date”). Notwithstanding anything herein to the contrary and without the Employee’s consent, if such notice is provided to the Employee, then the outstanding Options, or a portion thereof, as determined by the Company in its sole discretion and specified in the written notice of the transaction, shall terminate effective as of the Drag-Along Date and shall be of no further force or effect thereafter, provided that in consideration therefor the Employee receives from the Company, the acquirer or the Company’s successor, an aggregate amount equal to the product of (a) the number of vested Options that terminate, multiplied by (b) the difference between (i) the Exercise Price per share of the Options and (ii) the price the Transferring Stockholders receive per share of Common Stock pursuant to the terms of the transaction, adjusted as determined by the Administrator to reflect the fact that the Exercise Price with respect to the Options has not, in fact, been paid. The payment of such amount to the Employee shall be made either upon the same terms and conditions as those applicable to the Transferring Stockholders with respect to their Common Stock pursuant to the terms of the transaction or via delivery of immediately available funds within 30 days following the transaction, as determined in the sole discretion of the payor.

8. Qualified Nature of the Options. The Options are intended to qualify as incentive stock options within the meaning of Code section 422 (“Incentive Stock Options”), to the fullest extent permitted by Code section 422, and this Agreement shall be so construed. Pursuant to Code section 422(d) the aggregate fair market value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by the Employee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such stock options will be treated as nonstatutory stock options with respect to the amount of aggregate fair market value thereof that exceeds the Code section 422(d) limit. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

Notwithstanding anything herein to the contrary, if the Employee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then the Exercise Price is the greater of (a) the Exercise Price stated on the Stock Option Certificate which is attached hereto and constitutes a part of this Agreement or (b) 110% of the Fair Market Value of the Common Stock on the Grant Date, and the Expiration Date is the last business day prior to the fifth anniversary of the Grant Date.

Code section 422 provides additional limitations respecting the treatment of these Options as Incentive Stock Options.

9. Notice of Disqualifying Disposition. If the Employee makes a disposition (as that term is defined in Code section 424(c)) of any Option Shares acquired pursuant to these Options within two years of the Grant Date or within one year after the Option Shares are transferred to the Employee, the Employee agrees to notify the Administrator of such disposition in writing within 30 days of the disposition.

10. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Employee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

The Administrator may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

11. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split.

(b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 11(a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Employee, shall make any adjustments in the Options, including but not limited to modifying the number, kind and price of securities subject to the Options.

(c) Change in Control Transactions. In the event of any transaction resulting in a Change in Control, the Options will terminate upon the effective time of any such Change in Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Options, or the substitution of the Options with new options of the surviving or successor entity or a parent thereof. In the event of such termination, the Employee will be permitted, for a period of at least 20 days prior to the effective time of the Change in Control, to exercise all of the Options that are then exercisable or will become exercisable upon or prior to the effective time of the Change in Control; provided, however, that any such exercise of any Options that become exercisable as a result of the Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.

(d) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Employee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

(e) Binding Nature of Adjustments. Adjustments under this Section 11 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Employee pursuant to this Section 11 in exchange for, or by virtue of the Employee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

12. Confidential Information. In consideration of the Options granted to the Employee pursuant to this Agreement, the Employee agrees and covenants that, except as specifically authorized by the Company, the Employee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Employee as a result of the Employee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Employee’s employment or other service relationship. The provisions of this Section 12 shall not narrow or otherwise limit the obligations and responsibilities of the Employee set forth in any agreement of similar import entered into between the Employee and the Company.

13. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Employee, nor be construed as a contract of employment or service relationship between the Company and the Employee, or as a contractual right of Employee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Employee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on the Employee’s interests under the Plan.

14. No Rights as a Stockholder. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

15. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

16. Employee. Whenever the word “Employee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Employee” shall be deemed to include such person.

17. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

18. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

19. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

20. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is: provided to you with this Agreement.

21. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Employee hereby agrees and submits to the personal jurisdiction and venue thereof.

22. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

COGNIO, INC.	Grant No.:
STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT                                          (the “Employee”) has been awarded under the Cognio, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended (the “Plan”), stock options (each, an “Option” or collectively, the “Options”) to purchase                              shares of Common Stock, par value $0.001 per share (“Common Stock”) of Cognio, Inc., a Delaware corporation (the “Company”), at a price of $             per share (the “Exercise Price”). This Certificate constitutes part of and is subject to the terms and provisions of the attached Nonstatutory Stock Option Grant Agreement (the “Agreement”), which is incorporated by reference herein.

Grant Date:

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule: [The Options shall vest at the rate of [2.0833%] / [4.1667%] / [8.34%] per month beginning the month after the Grant Date, so that the options will be 100% vested on the [fourth] / [second] / [first] anniversary of the Grant Date.] This Vesting Schedule is subject to the terms and conditions described in the Agreement. The extent to which the Options are vested as of a particular vesting date is rounded down to the nearest whole share. Vesting is rounded up, however, with respect to the [fourth] / [second] / [first] anniversary of the Optionee’s Grant Date.]

[The Options and Underlying Option Shares shall vest as follows: (a) 6.24% of the Options and the underlying Option Shares vest on April 5, 2003; (b) 2.08% of the Options and the underlying Option Shares vest on the 5th day of each month thereafter until August 5, 2003; (c) 15% of the Options and the underlying Option Shares vest on August 5, 2003; and (d) the remaining Options and underlying Option Shares will vest at a rate of 1.72% per month (on the 5th day of each month) over the following 42 months, so that the Options and the underlying Option Shares will be 100% vested on February 5, 2007. This Vesting Schedule is subject to the terms and conditions described in the Agreement. The extent to which the Options and underlying Option Shares are vested as of a particular vesting date is rounded down to the nearest whole share. However, on February 5, 2007, vesting is rounded up such that Optionee is vested in 100% of the Options and the underlying Option Shares at such time.]

No vesting will accrue to any Options after the Optionee ceases to be in an employment or other service relationship with the Company, except as otherwise provided in the Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this      day of             , 20    .

COGNIO, INC.

By:

The undersigned hereby acknowledges that he/she has carefully read the attached Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE

Date:

NONSTATUTORY STOCK OPTION GRANT AGREEMENT

UNDER THE

COGNIO, INC. AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN, AS AMENDED

1. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:

(a) “Cause” has the meaning ascribed to such term or words of similar import in the Optionee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the Optionee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, or any customer, vendor, or affiliate; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Optionee’s duties or willful failure to perform the Optionee’s responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Optionee’s work performance; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(b) “Change in Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 1(b), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding shares of the securities of the Company (as measured by aggregate Fair Market Value), or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include (Y) a public offering of capital stock of the Company or (Z) any transaction pursuant to which shares of the capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established primarily for the benefit of, Gary Sugar, Thomas Scholl, and/or William Seed or their immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include adoptive relations), or transferred to any such immediate family members. For purposes of this Section 1(b), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

(c) “Company” includes Cognio, Inc. and its Affiliates, except where the context otherwise requires.

(d) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Optionee is totally and permanently disabled will be final and binding on all parties concerned.

2. Vesting.

(a) The shares of Common Stock underlying the Options are referred to in this Agreement as “Option Shares.” Option Shares may be either “Vested Option Shares” or “Unvested Option Shares” depending on their vested status. If any Options are exercised before they are vested, the Unvested Option Shares that are purchased upon such exercise are subject to repurchase by the Company as described Section 5 below.

(b) The Options, and the underlying Option Shares, vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the “Vesting Schedule”), so long as the Optionee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options or Option Shares after the Optionee ceases to be in either an employment or other service relationship with the Company, except as provided otherwise in this Agreement.

(c) In determining the vested status of the Options and Option Shares in circumstances where some but not all of the Options have been exercised, vesting under the Vesting Schedule is attributed first to Option Shares that have been purchased, in the order in which they were purchased, and second to Option Shares underlying unexercised Options.

(d) [Except to the extent that the Options have earlier terminated in accordance with this Agreement, in the event of a Change in Control, unvested Options become vested immediately prior to the Change in Control to the extent such Options would have become vested over the succeeding 12-month period. Beginning with the month immediately following the Change in Control, the Options will continue to vest monthly in accordance with the Vesting Schedule.]

[Except to the extent that the Options have earlier terminated in accordance with this Agreement, in the event of a Change in Control, vesting will be modified such that Optionee will be deemed to have fully vested.]

(e) Except to the extent that the Options have earlier terminated, 25% of the unvested Options and the Unvested Option Shares will vest upon the Optionee’s death if the Optionee dies before the Optionee is vested in any Options or Option Shares.

3. Exercise of Options.

(a) Right to Exercise. The Optionee may exercise the Options, regardless of their vested status, at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Optionee’s death, Total and Permanent Disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

(b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company, at the time of exercise and before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all three of the foregoing items are received by the Secretary of the Company.

(c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator; provided, however, that such cashless exercise does not result in the sale or other disposition or pledge of any Unvested Option Shares, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company;

(ii) by delivery of the Optionee’s full recourse promissory note payable to the Company in a form approved by the Administrator; or

(iii) by any other method approved by the Administrator.

(d) Agreement by Optionee to Execute Other Agreements. The Optionee hereby agrees to execute, as a condition precedent to the exercise of the Options and at any time thereafter as may reasonably be requested by the Administrator, [(i) a counterpart signature page to that certain Fourth Amended and Restated Stockholders’ Voting Agreement, which Stockholders’ Voting Agreement is attached hereto as Exhibit A, as such may be amended from time to time in accordance with its terms, and (ii)] a Stock Restriction Agreement, substantially in the form, and containing the terms and provisions, of the Stock Restriction Agreement attached hereto as Exhibit [B], with respect to any Option Shares acquired by the Optionee pursuant to this Agreement; provided, however, that execution of the aforementioned agreements will not be required upon any exercise of the Options that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other shareholders of the Company respecting such public offering of capital stock. The Administrator may require, as a condition precedent to the exercise of the Options, that any Permitted Transferee of the Optionee, as defined in Section 8 below, become a party to such Stock Restriction Agreement.

(e) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. To the extent that the Options are vested at the time of exercise, the Company will deliver stock certificates for the Vested Option Shares as soon as practicable after exercise, which certificates will, unless such Vested Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement. To the extent that the Options are unvested at the time of exercise, the Company will retain physical possession of the stock certificates for the Unvested Option Shares, or, in its discretion, will evidence such Unvested Option Shares by book entry only, until the shares covered by the stock certificates become vested.

While holding the stock certificates, the Company may place a legend on the stock certificates restricting the transferability of such certificates and referring to this Agreement and any other terms and conditions applicable to the shares represented by the stock certificates. Upon the Company’s request, the shareholder of the Unvested Option Shares must deliver to the Company a stock power, endorsed in blank, with respect to the Unvested Option Shares to be held by the Company during the period before the Option Shares vest.

4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Optionee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.

(b) Disability of Optionee. Notwithstanding the provisions of Section 4(a) above, if the Optionee ceases to be employed by, or in a service relationship with, the Company as a result of the Optionee’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(c) Death of Optionee. If the Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon the Optionee’s death, and (ii) the vested Options remain exercisable during the one-year period following the Optionee’s death, but in no event after the Expiration Date, by the Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

(d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Optionee’s discharge of employment or other service relationship for Cause or upon the Optionee’s commission of any of the following acts during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by the Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by the Optionee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

5. Repurchase Right. Upon termination of the Optionee’s employment or other service relationship with the Company for any reason, the Company will have the right to purchase (the “Repurchase Right”), and the Optionee will have the obligation to sell to the Company upon request any or all of the Unvested Option Shares held by the Optionee or a Permitted Transferee within the meaning of Section 8 of this Agreement. The Company may exercise this Repurchase Right at any time, and from time to time, following the Optionee’s termination by giving written notice to the Optionee stating the number of Unvested Option Shares to be purchased. The purchase price of the Unvested Option Shares will be the lesser of (i) the Fair Market Value of such Unvested Option Shares at the time of repurchase by the Company, or (ii) the Exercise Price per share that was paid by the Optionee to buy the Unvested Option Shares (adjusted to reflect adjustments made under Section 7(d) of the Plan) multiplied by the number of Unvested Option Shares being purchased by the Company. Settlement of the Repurchase

Right will be made at the principal executive offices of the Company within 30 days after delivery of the written notice of the Company’s exercise of the Repurchase Right to the Optionee. In the discretion of the Administrator, the purchase price will be made via cash, a promissory note, or a combination of the two. Any such promissory note will provide for substantially equal installments, payable at least annually, over a period not to exceed five years and will accrue interest at the applicable Federal mid-term rate in effect under Code section 1274(d) as of the settlement date, compounded annually. Upon settlement, the Company shall become the legal and beneficial owner of the Unvested Option Shares repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Option Shares repurchased by the Company.

6. Company’s Right to Defer Payments. Notwithstanding anything herein to the contrary, no payment shall be made under this Agreement, or under any promissory note issued by the Company pursuant to this Agreement, that would cause the Company to violate any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Agreement that would cause such violation or default shall be deferred until, in the sole discretion of the Board of Directors of the Company, such payment shall no longer cause any such violation or default. Any payment deferred in consequence of the provisions of the preceding sentence shall bear simple interest from the date such payment would otherwise have been made to the date when such payment is actually made, at a rate which is equal to the prime rate of interest published in the Wall Street Journal from time-to-time during the period of such deferral, but in no event shall such rate of interest exceed ten percent per annum. The Company shall pay interest at the same time as it makes the payment to which such interest relates.

7. Lock-Up Agreement. The Optionee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, the Optionee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of any Option Shares held by the Optionee at any time during such period except Option Shares included in such registration; provided however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering, and (b) all officers and directors of the Company enter into similar agreements.

8. Transferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution, or as otherwise permitted by the Administrator, in its sole discretion, to certain Permitted Transferees as defined below. During the lifetime of the Optionee, the Options may be exercised only by the Optionee, by such Permitted Transferees or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. For purposes of this Agreement, the term “Permitted Transferee” means one or more of the Optionee’s Immediate Family Members, a trust for the exclusive benefit of the Optionee or such Immediate Family Members, any other entity owned exclusively by the Optionee or such Immediate Family Members, or any combination of the foregoing; provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements will be permitted. “Immediate Family Member” means spouse, children, grandchildren, parents or siblings of the Optionee, including in each case in-laws and adoptive relations.

9. Transferability of Option Shares. Transferability of Vested Option Shares is governed by the Stock Restriction Agreement required under Section 3(d) of this Agreement and any other agreements that the Optionee may be required to enter into upon exercise of the Options. Unvested Option Shares may not be sold, pledged, encumbered, borrowed against, or used to secure an indebtedness. Unvested

Option Shares may only be transferred, either during the Optionee’s lifetime or on death by will or the laws of descent and distribution, to one or more of the Optionee’s Permitted Transferees without consideration. Each Permitted Transferee shall receive and hold the Unvested Option Shares subject to the provisions of this Agreement, and, as a condition precedent to any transfer permitted under this Section 9, the Permitted Transferee must deliver to the Company a written instrument confirming that such transferee is bound by all of the terms and conditions of this Agreement and that no subsequent transfers of such Unvested Option Shares will occur prior to their becoming vested.

10. Drag-Along Rights. If at any time any stockholder of the Company, or group of stockholders, owning a majority or more of the voting capital stock of the Company (hereinafter, the “Transferring Stockholders”) proposes to enter into any transaction involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction, the Company may require the Optionee to participate in such transaction by giving the Optionee written notice thereof at least 10 days in advance of the date of the transaction or the date that tender is required, as the case may be (hereinafter referred to as the “Drag-Along Date”). Notwithstanding anything herein to the contrary and without the Optionee’s consent, if such notice is provided to the Optionee, then the outstanding Options, or a portion thereof, as determined by the Company in its sole discretion and specified in the written notice of the transaction, shall terminate effective as of the Drag-Along Date and shall be of no further force or effect thereafter, provided that in consideration therefor the Optionee receives from the Company, the acquirer or the Company’s successor, an aggregate amount equal to the product of (a) the number of Vested Option Shares as to which the Options so terminate, multiplied by (b) the difference between (i) the Exercise Price per share of the Options and (ii) the price the Transferring Stockholders receive per share of Common Stock pursuant to the terms of the transaction, adjusted as determined by the Administrator to reflect the fact that the Exercise Price with respect to the Options has not, in fact, been paid. The payment of such amount to the Optionee shall be made either upon the same terms and conditions as those applicable to the Transferring Stockholders with respect to their Common Stock pursuant to the terms of the transaction or via delivery of immediately available funds within 30 days following the transaction, as determined in the sole discretion of the payor.

11. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options for Vested Option Shares, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Vested Option Shares over the Exercise Price and must comply with the provisions of Section 12 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise. The Optionee further acknowledges that if the Options are exercised as to any Unvested Option Shares, such Unvested Option Shares may be treated as subject to a substantial risk of forfeiture under Code section 83. In such event, the Optionee may make an election under Code section 83(b) to include in income currently the difference between the Fair Market Value of the Unvested Option Shares and the Exercise Price, if any. If the Optionee does not make such an election within 30 days of exercising the Options for Unvested Option Shares, the Optionee understands that he or she will recognize income at the time such Unvested Option Shares become vested. The Optionee agrees to consult with his or her own tax advisor prior to the exercise of the Options for Unvested Option Shares.

12. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Vested Option Shares.

The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

13. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options and Option Shares, shall, without further action of the Board, be appropriately adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options and Option Shares as a result of the stock dividend, stock split or reverse stock split.

(b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 13(a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Optionee, shall make any adjustments in the Options and Option Shares, including but not limited to modifying the number, kind and price of securities subject to the Options.

(c) Change in Control Transactions. In the event of any transaction resulting in a Change in Control, the Options will terminate upon the effective time of any such Change in Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Options, or the substitution of the Options with new options of the surviving or successor entity or a parent thereof. In the event of such termination, the Optionee will be permitted, for a period of at least 20 days prior to the effective time of the Change in Control, to exercise all of the Options that are then exercisable or will become exercisable upon or prior to the effective time of the Change in Control; provided, however, that any such exercise of any Options that become exercisable as a result of the Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.

(d) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

(e) Binding Nature of Adjustments. Adjustments under this Section 13 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options or Option Shares on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 13 in exchange for, or by virtue of the Optionee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

14. Confidential Information. In consideration of the Options granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee’s employment or other service relationship. The provisions of this Section 14 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.

15. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options or Option Shares to vest, the forfeiture of any Vested or Unvested Option Shares, or any other adverse effect on the Optionee’s interests under the Plan.

16. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued. Upon issuance of any Unvested Option Shares, the Optionee will be entitled to all rights as a stockholder of the Company with respect to those shares, including the right to vote the Unvested Option Shares, except that, unless the Administrator determines otherwise, the Optionee shall not be entitled to receive dividends and/or other distributions declared on such Unvested Option Shares prior to their becoming vested.

17. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

18. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options or Option Shares may be transferred by will or by the laws of descent and distribution, or another Permitted Transferee, the word “Optionee” shall be deemed to include such person.

19. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

20. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

21. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

22. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

23. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

24. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

COGNIO, INC.	Grant No.:
STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT                                          (the “Employee”) has been awarded under the Cognio, Inc. Amended and Restated 2001 Stock Incentive Plan, as amended (the “Plan”), stock options (each, an “Option” or collectively, the “Options”) to purchase                              shares of Common Stock, par value $0.001 per share (“Common Stock”) of Cognio, Inc., a Delaware corporation (the “Company”), at a price of $             per share (the “Exercise Price”). This Certificate constitutes part of and is subject to the terms and provisions of the attached Nonstatutory Stock Option Grant Agreement (the “Agreement”), which is incorporated by reference herein.

Grant Date:

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule: [The Options shall vest at the rate of [2.0833%] / [4.1667%] / [16.6667%] per month beginning the month after the Grant Date, so that the options will be 100% vested on the [fourth] / [second] / [six month] anniversary of the Grant Date.] This Vesting Schedule is subject to the terms and conditions described in the Agreement. The extent to which the Options are vested as of a particular vesting date is rounded down to the nearest whole share. Vesting is rounded up, however, with respect to the [fourth] / [second] / [six month] anniversary of the Optionee’s Grant Date.]

[Six and twenty-five one hundredths of a percent (6.25%) shall vest on July 24, 2007 (the “Initial Vesting Date”) and two and eight one-hundredths of a percent (2.0833%) of the Options vest every month after the Initial Vesting Date on the same date in each such month as the date on which the Initial Vesting Date falls, so that the Options will be 100% vested on April 24, 2011. This Vesting Schedule is subject to the terms and conditions described in the Agreement. The extent to which the Options are vested as of a particular vesting date is rounded down to the nearest whole share. Vesting is rounded up, however, with respect to April 24, 2011.]

No vesting will accrue to any Options after the Optionee ceases to be in an employment or other service relationship with the Company, except as otherwise provided in the Agreement.]

Right to Exercise: The Optionee’s right to exercise the Options is limited as set forth in, and the Optionee may only exercise the Options in accordance with, Section 3(a) of the Agreement

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this      day of              , 20    .

COGNIO, INC.

By:

The undersigned hereby acknowledges that he/she has carefully read the attached Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE

Date:

NONSTATUTORY STOCK OPTION GRANT AGREEMENT

UNDER THE

COGNIO, INC. AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN, AS AMENDED

1. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:

(a) “Cause” has the meaning ascribed to such term or words of similar import in the Optionee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the Optionee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, or any customer, vendor, or affiliate; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Optionee’s duties or willful failure to perform the Optionee’s responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Optionee’s work performance; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

(b) “Change in Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 1(b), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding securities of the Company (as measured by aggregate Fair Market Value), or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include (Y) a public offering of capital stock of the Company or (Z) any transaction pursuant to which shares of the capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established primarily for the benefit of, Gary Sugar, Thomas Scholl and/or William Seed or their immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include adoptive relations), or transferred to such immediate family members. For purposes of this Section 1(b), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

(c) “Company” includes Cognio, Inc. and its Affiliates, except where the context otherwise requires.

2. Vesting.

(a) The shares of Common Stock underlying the Options are referred to in this Agreement as “Option Shares.” The Optionee may not exercise any Options before they are vested.

(b) The Options, and the underlying Option Shares, vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the “Vesting Schedule”), so long as the Optionee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options or Option Shares after the Optionee ceases to be in either an employment or other service relationship with the Company, except as provided otherwise in this Agreement.

(c) [Except to the extent that the Options have earlier terminated in accordance with this Agreement, in the event of a Change in Control, unvested Options become vested immediately prior to the Change in Control to the extent such Options would have become vested over the succeeding 12-month period.] / [provided, however, that in addition to the foregoing, unless, prior to the effective date of the Change in Control, the Optionee is offered employment with the acquiring or surviving company pursuant to an employment agreement providing for at least one year’s employment and containing compensation, benefits and other material terms substantially equivalent to, or no less favorable than, the terms of the Optionee’s employment with the Company immediately prior to the Change in Control, an additional number of unvested Options equal to fifty percent (50%) of the unvested Options remaining after the Base Acceleration shall become vested immediately prior to the Change in Control.] / [Beginning with the month immediately following the Change in Control, the Options will continue to vest monthly in accordance with the Vesting Schedule. Notwithstanding the foregoing and in addition to, and after giving effect to, any accelerated vesting pursuant to the first sentence of this Section 2(b), unless the Options have earlier terminated, in the event that the Optionee’s employment or other service relationship with the Company is terminated by the Company or its successor without Cause and such termination occurs coincident with or within one year following the Change in Control, vesting will be modified such that the Optionee will be deemed to have vested in 50% of all remaining unvested options, immediately upon such termination.]

[Except to the extent that the Options have earlier terminated in accordance with this Agreement, in the event of a Change in Control, unless, prior to the effective date of the Change of Control, the Optionee is offered employment with the acquiring entity or surviving entity pursuant to an employment agreement for a comparable position with compensation, benefits and other material terms substantially equivalent to, or no less favorable than, the terms of the Optionee’s employment with the Company immediately prior to the Change in Control, then any remaining unvested Options will become fully vested immediately prior to the Change in Control.]

(d) Except to the extent that the Options have earlier terminated, 25% of the unvested Options will vest upon the Optionee’s death if the Optionee dies before the Optionee is vested in any Options.

3. Exercise of Options.

(a) Right to Exercise. The Optionee may exercise the Options, regardless of their vested status, solely upon the earlier to occur of (i) the Optionee’s termination of employment or service with the Company, determined pursuant to the standards set forth in Treasury Regulation Section 1.409A-1(h), applying the default rules set forth therein, or (ii) a Change in Control. The Options may not be exercised at any other time. The Options may be exercised only in multiples of whole shares. No fractional shares will be issued under the Options.

(b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company at the time of exercise and before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and

(iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all three of the foregoing items are received by the Secretary of the Company.

(c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator; provided, however, that such cashless exercise does not result in the sale or other disposition or pledge of any Unvested Option Shares, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company;

(ii) by delivery of the Optionee’s full recourse promissory note payable to the Company in a form approved by the Administrator; or

(iii) by any other method approved by the Administrator.

(d) Agreement by Optionee to Execute Other Agreements. The Optionee hereby agrees to execute, as a condition precedent to the exercise of the Options and at any time thereafter as may reasonably be requested by the Administrator, (i) a counterpart signature page to that certain Fourth Amended and Restated Stockholder’s Voting Agreement, which Stockholder’s Voting Agreement is attached hereto as Exhibit A, as such may be amended or restated from time to time in accordance with its terms, and (ii) a Stock Restriction Agreement, substantially in the form, and containing the terms and provisions, of the Stock Restriction Agreement attached hereto as Exhibit B, with respect to any Option Shares acquired by the Optionee pursuant to this Agreement; provided, however, that execution of the aforementioned agreements will not be required upon any exercise of the Options that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 or, if later, the expiration of any market stand-off agreement that applies to other shareholders of the Company respecting such public offering of capital stock. The Administrator may require, as a condition precedent to the exercise of the Options, that any Permitted Transferee of the Optionee, as defined in Section 8 below, become a party to such Stock Restriction Agreement.

(e) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement.

4. Termination of Employment or Service.

(a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If, prior to the occurrence of a Change in Control, the Optionee ceases to be employed by, or in a service relationship with (in each case as defined pursuant to Treasury Regulation Section 1.409A-1(h), applying the default rules set forth therein), the Company for any reason other than discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 60-day period following such cessation, but in no event after the earlier to occur of (X) the Expiration Date, or (Y) the end of the Optionee’s taxable year in which the termination of employment or service occurred. Unless sooner terminated, the vested Options terminate upon the expiration of such 60-day period.

(b) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Optionee’s discharge of employment or other service relationship for Cause or upon the Optionee’s commission of any of the following acts during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by the Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by the Optionee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

5. [Intentionally omitted.]

6. Company’s Right to Defer Payments. Notwithstanding anything herein to the contrary, no payment shall be made under this Agreement, or under any promissory note issued by the Company pursuant to this Agreement, that would cause the Company to violate any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed, if and solely to the extent that violating such provision or incurring such default would jeopardize the Company’s ability to continue as a going concern as provided for in Treasury Regulation Section 1.409A-3(d). Any payment under this Agreement that would cause such violation or default shall be deferred until, in the sole discretion of the Board of Directors of the Company, such payment shall no longer cause any such violation or default. Any payment deferred in consequence of the provisions of the preceding sentence shall bear simple interest from the date such payment would otherwise have been made to the date when such payment is actually made, at a rate which is equal to the prime rate of interest published in the Wall Street Journal from time-to-time during the period of such deferral, but in no event shall such rate of interest exceed ten percent per annum. The Company shall pay interest at the same time as it makes the payment to which such interest relates.

7. Lock-Up Agreement. The Optionee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, the Optionee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of any Option Shares held by the Optionee at any time during such period except Option Shares included in such registration; provided however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering, and (b) all officers and directors of the Company enter into similar agreements.

8. Transferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution, and then only to one or more Permitted Transferees without consideration. During the lifetime of the Optionee, the Options may be exercised only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative on Optionee’s behalf. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. For purposes of this Agreement, the term “Permitted Transferee” means one or more of the Optionee’s Immediate Family Members, a trust for the primary benefit of the Optionee or such Immediate Family Members, any other entity owned exclusively by the Optionee or such Immediate Family Members, or any combination of the foregoing; provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements will be permitted. “Immediate Family Member” means spouse, children, grandchildren, parents or siblings of the Optionee, including in each case in-laws and adoptive relations

9. Transferability of Option Shares. Transferability of the Option Shares is governed by the Stock Restriction Agreement required under Section 3(d) of this Agreement and any other agreements that the Optionee may be required to enter into upon exercise of the Options.

10. Drag-Along Rights. If at any time any stockholder of the Company, or group of stockholders, owning a majority or more of the voting capital stock of the Company (hereinafter, the “Transferring Stockholders”) proposes to enter into any Change of Control involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction, the Company may require the Optionee to participate in such transaction by giving the Optionee written notice thereof at least 10 days in advance of the date of the transaction or the date that tender is required, as the case may be (hereinafter referred to as the “Drag-Along Date”). Notwithstanding anything herein to the contrary and without the Optionee’s consent, if such notice is provided to the Optionee, then the outstanding Options, or a portion thereof, as determined by the Company in its sole discretion and specified in the written notice of the transaction, shall terminate effective as of the Drag-Along Date and shall be of no further force or effect thereafter, provided that in consideration therefor the Optionee receives from the Company, the acquirer or the Company’s successor, an aggregate amount equal to the product of (a) the number of vested Option Shares as to which the Options so terminate, multiplied by (b) the difference between (i) the Exercise Price per share of the Options and (ii) the price the Transferring Stockholders receive per share of Common Stock pursuant to the terms of the transaction, adjusted as determined by the Administrator to reflect the fact that the Exercise Price with respect to the Options has not, in fact, been paid. The payment of such amount to the Optionee shall be made either upon the same terms and conditions as those applicable to the Transferring Stockholders with respect to their Common Stock pursuant to the terms of the transaction (provided that in no event shall any “earn out” payments pursuant to such transaction be made to Optionee after the 5th anniversary of the occurrence of the Change in Control event) or via delivery of immediately available funds within 30 days following the Change of Control, as determined in the sole discretion of the payor.

11. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options for Option Shares, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 12 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

12. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

13. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options and Option Shares, shall, without further action of the Board, be appropriately adjusted to reflect such event. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options and Option Shares as a result of the stock dividend, stock split or reverse stock split.

(b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 13(a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Optionee, shall make any adjustments in the Options and Option Shares, including but not limited to modifying the number, kind and price of securities subject to the Options.

(c) Change in Control Transactions. In the event of any transaction resulting in a Change in Control, the Options will terminate upon the effective time of any such Change in Control and shall no longer be exercisable. In the event of such termination, the Optionee will be given notice at least 20 days prior to the effective time of the Change in Control, and will be permitted to exercise all of the vested Options that will become exercisable upon the effective time of the Change in Control; provided, however, that any such exercise of the Options shall be contingent upon the closing of the Change in Control and shall be considered to occur immediately prior to the effective time of such Change in Control. Should the Administrator determine that the Change in Control is not going to occur, it shall return any exercise price paid by the Optionee to the Optionee as promptly as possible.

(d) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

(e) Binding Nature of Adjustments. Adjustments under this Section 13 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options or Option Shares on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 13 in exchange for, or by virtue of the Optionee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

14. Confidential Information. In consideration of the Options granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee’s employment or other service relationship. The provisions of this Section 14 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.

15. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options or Option Shares to vest, the forfeiture of any Option Shares, or any other adverse effect on the Optionee’s interests under the Plan.

16. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

17. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

18. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options or Option Shares may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person.

19. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

20. Entire Agreement. This Agreement, together with its exhibits, contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

21. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

22. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

23. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

24. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.